UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 3, 2008

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-26059	87-0430322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nandang District, Harbin, People’s Republic of China 150001
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	86-451-53994073 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 22, 2008, Harbin Tian Di Ren Medical Science and Technology Company, a limited liability company organized under the laws of the People’s Republic of China (“Harbin”), which is a wholly-owned subsidiary of American California Pharmaceutical Group, Inc., a California corporation wholly-owned by China Sky One Medical, Inc., a Nevada corporation (the “Registrant”), entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Heilongjiang Tianlong Pharmaceutical, Inc., a corporation organized under the laws of the People’s Republic of China (“HTP”), which is in the business of manufacturing external-use pharmaceuticals. The Registrant previously reported entry into the Equity Transfer Agreement in a Form 8-K filed on February 28, 2008, as amended on April 9, 2008.

On April 3, 2008, Harbin acquired 100% of the issued and outstanding capital stock of HTP (the “HTP Stock”) from HTP’s sole stockholder, Wu Jiechen, a resident of China (the “Seller”), in consideration for an aggregate purchase price of approximately $8,300,000, consisting of (i) approximately $8,000,000 in cash, and (ii) approximately $300,000 of shares of common stock (24,809 shares, $.001 par value per share) of the Registrant. The Seller has no material relationship with the Registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer.

As a result of its purchase of the existing business of HTP, Harbin acquired all of HTP’s assets, including, without limitation, land use rights, GMP-certified manufacturing facilities, state-of-the-art manufacturing equipment, an research and development center, approximately $500,000 in inventory, sixty-nine (69) SFDA-approved medicines, and an additional thirty-eight (38) new medicines, which have been submitted for approval to the State Food and Drug Administration of China (SFDA). In addition, approximately 130 employees of HTP have agreed to continue in their current capacities as employees of HTP. The acquisition was approved by China’s Department of Industry and Commerce as of April 3, 2008.

Item 3.02. Unregistered Sales Of Equity Securities.

As partial consideration for the purchase of the HTP Stock by Harbin on April 3, 2008 (as further described in Item 1.01 above), the Registrant issued to the Seller approximately $300,000 of shares of its common stock (24,809 shares, $.001 par value per share).

The Registrant believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 7.01. Regulation FD Disclosure

A copy of our press release issued on April 9, 2008 regarding the completion of the acquisition and related transactions is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements of the business the Registrant acquired, as described in Item 2.01 above, will be filed for the periods specified in Rule 3-05(b) of Regulation S-X within 75 days after the consummation of the acquisition.

(b)	Pro Forma Financial Information.

The Registrant will furnish within 75 days after the consummation of the acquisition the pro forma financial information required under Article 11 of Regulation S-X in connection with the business it acquired.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Equity Transfer Agreement*

99.1	Press Release**

99.2	Financial Statements of Business Acquired***

99.3	Pro Forma Financial Information***

*	Incorporated by reference to the Registrant’s Form 8-K/A filed on April 9, 2008
**	Filed herewith
***	To be filed by amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date:	April 9, 2008	By:	/s/ Liu Yan Qing
Liu Yan Qing
Chairman, Chief Executive Officer and President